EXHIBIT 23.1


INDEPENDENT AUDITORS* CONSENT


We consent to the incorporation by reference in this Registration Statement of the Value Health, Inc. Retirement Savings Plan on Form S-8 of our report on Preferred Health Care Ltd. dated February 24, 1994, filed as an exhibit to the Annual Report on Form 10-K of Value Health, Inc., for the year ended December 31, 1995 and to the reference to us under the heading "Experts" contained in such Registration Statement.




DELOITTE & TOUCHE LLP

Stamford, Connecticut
August 22, 1996